Authorization for Attorney-in-Fact to Sign Registration Statement on Behalf of President (Chief Executive Officer) and Treasurer (Chief Financial Officer)

VOTED:	That the President (Chief Executive Officer) and the Treasurer (Chief Financial Officer) of the Trust are granted the authority to execute a power of attorney in favor of other appropriate persons, as determined by such officers, for the purpose of signing theTrust’s Registration Statement on Form N-2, and any amendments thereto.